                                                                EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-1 (Registration No. 333-16421) of our reports dated January 23, 1997 (except with respect to the matter discussed in Note 13, as to which the date is February 24, 1997) on our audits of the financial statements of SPR Inc. and on the Supplemental Schedule (Schedule II) and to all references to our firm included in this Registration Statement.


                                                  /s/ ARTHUR ANDERSEN LLP
                                                  ARTHUR ANDERSEN LLP


Chicago, IL
February 26, 1997